Exhibit 99.1

NEWS RELEASE

Contact:	Stacy Feit
Investor Relations
Tel: 213-486-6549
Email: investor relations@mflex.com

MFLEX ANNOUNCES SECOND QUARTER 2015 FINANCIAL RESULTS

Fourth consecutive quarter of strong profitability

Irvine, CA, August 5, 2015 – Multi-Fineline Electronix, Inc. (NASDAQ: MFLX), a leading global provider of high-quality, technologically advanced flexible printed circuits and assemblies, today reported financial results for its second quarter ended June 30, 2015. Net sales for the second quarter of 2015 were $152.8 million, an increase of 17 percent, compared to net sales of $130.8 million for the same period last year.

Gross margin for the quarter was 12.2 percent, compared to (5.5) percent in the prior year second calendar quarter. The significant increase in gross margin was primarily due to higher sales, lower overhead and improved efficiencies resulting from the Company’s 2014 restructuring, and shipments of certain previously written down flex assemblies driven by a program change, partially offset by expenses associated with preparing for new program ramps.

Net income for the second quarter of 2015 was $11.9 million or $0.47 per diluted share, compared to a net loss of $(28.8) million, or $(1.19) per diluted share, for the same period last year. The second quarter of 2015 included a $3 million tax benefit associated with the reversal of certain tax reserves. Calendar second quarter of 2014 included $8.4 million of pre-tax impairment and restructuring charges.

Reza Meshgin, Chief Executive Officer of MFLEX, commented, “Our second quarter results were in line with our guidance range and importantly, we consistently generated another quarter of strong profitability. This is our fourth consecutive profitable quarter under our new operating model, and we have now achieved significant profitability through a complete seasonal business cycle. This demonstrates that our new model can support profitability in both seasonally strong periods like the second half of 2014, as well as seasonally slower quarters.”

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The Company’s largest customer represented 72 percent of net sales, with sales to newer customers accounting for 26 percent, or $39.9 million. Of these newer customers, one comprised 15 percent of net sales during the quarter.

The Company had cash and cash equivalents of $142.9 million at June 30, 2015. MFLEX continues to maintain a strong balance sheet with no debt.

Non-GAAP Results

Non-GAAP net income for the second quarter of 2015 was $12.5 million, or $0.49 per diluted share, compared to a non-GAAP net loss of $(20.7) million, or $(0.86) per diluted share, in the same period of the prior year. Non-GAAP net income excludes the impact of stock-based compensation expense, impairment and restructuring charges related to the Company’s restructuring and valuation allowance related to restructuring. A reconciliation of GAAP net income (loss) and net income (loss) per share to non-GAAP net income (loss) and net income (loss) per share is provided in the table at the end of this press release.

Outlook

For the third quarter of 2015, the Company expects net sales to be between $155 and $185 million and gross margin to range between 10 and 12 percent, based on anticipated production build plans, new product ramps, net sales volume and product mix.

Commenting on the outlook, Mr. Meshgin noted, “We anticipate a sequential increase in net sales driven by the new programs we expect to ramp during the third quarter. As is typical of new program ramps, our results will be highly dependent on the timing of the ramps across our customer base. We believe sequential net sales growth will continue into the December quarter, which has historically been our strongest quarter, supporting our expectations for healthy year-over-year sales growth and significant profitability for full year 2015.”

Conference Call

MFLEX will host a conference call at 5:30 p.m. Eastern time (2:30 p.m. Pacific time) today to review its 2015 second quarter results. The call will be webcast live on the Internet and can be accessed by logging onto www.mflex.com. Alternatively, the dial-in number for the call in North America is 1-888-430-8705 for callers in North America and 1-719-325-2495 for international callers. The Conference ID is 9978310.

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The webcast will be archived on the Company’s website for at least 60 days following the call. An audio replay of the conference call will be available for seven days beginning at 8:30 p.m. Eastern time (5:30 p.m. Pacific time) today. The audio replay dial-in number for North America is 1-888-203-1112 and 1-719-457-0820 for international callers. The replay passcode is 9978310.

About MFLEX

MFLEX (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuits and assemblies to the electronics industry. The Company is one of a limited number of manufacturers that provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The Company targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the Company’s products include smartphones, tablets, computer/data storage, portable bar code scanners, personal computers, wearables and other consumer electronic devices. MFLEX’s common stock is quoted on the Nasdaq Global Select Market under the symbol MFLX.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, statements and predictions regarding: net sales; net income; profitability; gross margins; product mix; asset write-downs and recoveries; manufacturing capacity, efficiencies and yields; tax, capital and operating expenses; cash flow; overhead absorption; forecasts; sales growth and growth objectives; the benefits of our restructuring and our new operating model; demand for our end customers’ programs; seasonality of our business; diversification of our customer base; new customer and sector opportunities; customer relationships; our competitive position; inventory levels; production build plans, including the ramping and timing of new programs; demand and program allocation from our customers; customer program changes; revenue capacity, gross margin targets; and balance sheet projections. Additional forward-looking statements include, but are not limited to, statements pertaining to other financial items, plans, strategies or objectives of management for future operations, the Company’s future operations and financial condition or prospects, and any other statement that is not historical fact, including any statement which is preceded by the words

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“forecast,” “guidance,” “should,” “preliminary,” “scheduled,” “assume,” “can,” “will,” “plan,” “could,” “expect,” “estimate,” “aim,” “intend,” “look,” “see,” “project,” “foresee,” “target,” “anticipate,” “may,” “believe,” or similar words. Actual events or results may differ materially from those stated or implied by the Company’s forward-looking statements as a result of a variety of factors including the effect of the economy and seasonality on the demand for electronic devices; our success with new and current customers, those customers’ success in the marketplace and usage of flex in their products; our market share in our customers’ programs; product mix; our ability to diversify and expand our customer base and markets; our effectiveness in managing manufacturing processes, inventory levels, costs, quality assurance and yields; quality issues; the ramping and launch of new programs; currency fluctuations; pricing pressure; the sustainability of the benefits from our restructuring plans; Company workforce issues; our ability to remain cost competitive; the degree to which we are able to utilize available manufacturing capacity, enter into new markets and execute our strategic plans; asset write-downs and recoveries; impairment charges; utility, material and component shortages; the impact of natural disasters, competition and technological advances; the outcome of tax audits; labor issues in the jurisdictions in which we operate; and other risks detailed from time to time in our SEC reports, including our Quarterly Report on Form 10-Q for the period ended June 30, 2015. These forward-looking statements represent management’s judgment as of the date of this news release. The Company disclaims any intent or obligation to update these forward-looking statements.

(SUMMARY FINANCIAL INFORMATION FOLLOWS)

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Multi-Fineline Electronix, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2015	2014	2015	2014
Net sales	$152,765	$130,804	$301,864	$248,597
Cost of sales	134,193	138,023	264,253	268,788

Gross profit (loss)	18,572	(7,219)	37,611	(20,191)
Operating expenses:
Research and development	1,226	1,720	2,600	3,216
Sales and marketing	3,976	4,547	7,943	8,900
General and administrative	4,640	4,163	10,132	7,797
Impairment and restructuring	(143)	8,361	(1,323)	33,159

Total operating expenses	9,699	18,791	19,352	53,072
Operating income (loss)	8,873	(26,010)	18,259	(73,263)
Other income and expense:
Interest income	421	170	775	416
Interest expense	(94)	(19)	(185)	(236)
Other income (expense), net	1,146	711	2,084	827

Income (loss) before taxes	10,346	(25,148)	20,933	(72,256)
Benefit from (provision for) income taxes	1,529	(3,612)	38	(8,920)

Net income (loss)	$11,875	$(28,760)	$20,971	$(81,176)

Net income (loss) per share:
Basic	$0.49	$(1.19)	$0.86	$(3.37)
Diluted	$0.47	$(1.19)	$0.83	$(3.37)
Shares used in computing net income (loss) per share:
Basic	24,354	24,145	24,337	24,118
Diluted	25,347	24,145	25,239	24,118

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Multi-Fineline Electronix, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2015	December 31, 2014
Cash and cash equivalents	$142,906	$132,382
Accounts receivable, net	118,660	133,151
Inventories	58,890	65,627
Other current assets	11,681	19,200

Total current assets	332,137	350,360
Property, plant and equipment, net	147,026	164,345
Other assets	13,147	12,682

Total assets	$492,310	$527,387

Accounts payable	$107,671	$143,032
Other current liabilities	26,188	44,717

Total current liabilities	133,859	187,749
Other liabilities	7,213	11,178
Stockholders’ equity	351,238	328,460

Total liabilities and stockholders’ equity	$492,310	$527,387

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Multi-Fineline Electronix, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2015	2014	2015	2014
Cash flows from operating activities
Net income (loss)	$11,875	$(28,760)	$20,971	$(81,176)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	11,652	12,756	23,126	26,443
Deferred taxes	175	3,267	150	8,195
Stock-based compensation expense	808	972	2,028	1,926
Income tax benefit related to stock option exercises	—	(57)	—	(57)
Asset (recoveries) impairments	(98)	6,890	(382)	18,439
Loss (gain) on disposal of equipment and assets held for sale	319	17	(777)	(508)
Changes in operating assets and liabilities	(35,141)	(19,787)	(35,355)	16,886

Net cash (used in) provided by operating activities	(10,410)	(24,702)	9,761	(9,852)
Cash flows from investing activities
Purchases of property and equipment	(2,427)	(3,590)	(6,317)	(7,437)
Proceeds from sale of equipment and assets held for sale	258	832	6,977	2,314
Change in restricted cash	520	(520)	520	(520)

Net cash (used in) provided by investing activities	(1,649)	(3,278)	1,180	(5,643)
Cash flows from financing activities
Income tax benefit related to stock option exercises	—	57	—	57
Tax withholdings for net share settlement of equity awards	(330)	(35)	(408)	(35)
Proceeds from exercise of stock options	—	719	—	747
Borrowings from lines of credit	—	20,000	—	20,000

Net cash (used in) provided by financing activities	(330)	20,741	(408)	20,769
Effect of exchange rate changes on cash	(98)	117	(9)	279

Net change in cash	(12,487)	(7,122)	10,524	5,553
Cash and cash equivalents at beginning of period	155,393	124,562	132,382	111,887

Cash and cash equivalents at end of period	$142,906	$117,440	$142,906	$117,440

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Multi-Fineline Electronix, Inc.

Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures to Comparable GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2015	2014	2015	2014
GAAP net income (loss)	$11,875	$(28,760)	$20,971	$(81,176)
Stock-based compensation expense	808	972	2,028	1,926
Impairment and restructuring	(143)	8,361	(1,323)	33,159
Valuation allowance related to restructuring	—	—	—	5,001
Income tax effect of non-GAAP adjustments	(38)	(1,293)	173	(3,816)

Non-GAAP net income (loss)	$12,502	$(20,720)	$21,849	$(44,906)

GAAP diluted income (loss) per share	$0.47	$(1.19)	$0.83	$(3.37)
Effect of stock-based compensation, net of tax on diluted income (loss) per share	0.02	0.04	0.08	0.08
Effect of impairment and restructuring, net of tax on diluted income (loss) per share	—	0.29	(0.04)	1.22
Effect of valuation allowance related to restructuring on diluted income (loss) per share	—	—	—	0.21

Non-GAAP diluted income (loss) per share	$0.49	$(0.86)	$0.87	$(1.86)

Weighted-average diluted shares used in calculating non-GAAP diluted income (loss) per share	25,347	24,145	25,239	24,118

Use of Non-GAAP Financial Information

To supplement the condensed consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP financial measures (non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share) that exclude certain charges and gains. Management excludes these items because it believes that the non-GAAP measures enhance an investor’s overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company’s recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP net income (loss) and diluted net income (loss) per share in calculating these non-GAAP financial measures are as follows: (a) stock-based compensation expense, (b) impairment and restructuring activities and (c) valuation allowance related to restructuring.

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